Exhibit 99.1

November 5, 2019

Unit Corporation Announces Exchange Offer and Consent Solicitation

Unit Corporation (NYSE: UNT) (“Unit”) announced today its plan to launch an offer to exchange (the “Exchange Offer”) any and all of its existing 6.625% Senior Subordinated Notes due 2021 (CUSIP No. 909218AB5/ISIN US909218AB56) (the “Old Notes”) for new Second Lien Senior Secured Notes (the “New Notes”), upon the terms and conditions set forth in the Registration Statement filed today with the Securities and Exchange Commission (the “Registration Statement”).

The purpose of the Exchange Offer is to extend the maturity profile of Unit’s outstanding indebtedness and eliminate short to medium-term refinancing and related risks associated with its capital structure.

The New Notes will be guaranteed by each of Unit’s subsidiaries that guarantees the Old Notes and Unit’s first lien credit facility will be senior in right of payments to the Old Notes and will be secured by a second-priority lien on the current and future assets of Unit and the guarantor subsidiaries that secure the first lien credit facility, subject to certain exceptions described in the Registration Statement.

In conjunction with the Exchange Offer, Unit will be soliciting consents (the “Consents”) from the holders of the Old Notes (the “Consent Solicitation”) to eliminate substantially all of the restrictive covenants from the indenture governing the Old Notes and modify or eliminate certain other provisions therein, upon the terms and subject to the conditions set forth in the Registration Statement. The Exchange Offer will be conditioned upon either (i) the consummation of the amendment to the Company’s Credit Agreement or (ii) a refinancing or replacement of the Company’s Credit Agreement. The Exchange Offer will not be subject to the consummation of the Consent Solicitation or any other minimum participation conditions.

Unit will pay a soliciting dealer fee equal to $2.50 for each $1,000 principal amount of Old Notes validly tendered for exchange and not validly withdrawn under the Exchange Offer to retail brokers that are appropriately designated by their clients to receive this fee; provided that such fee will only be paid with respect to the first $200,000 aggregate principal amount of Old Notes exchanged by an individual beneficial holder.

BofA Securities is acting as dealer manager in connection with the proposed Exchange Offer and Consent Solicitation. Holders of the Old Notes may contact BofA Securities toll-free at (888) 292-0070 or collect at (980) 388-4813 with questions they may have regarding the Exchange Offer. Global Bondholder Services Corporation is serving as information and exchange agent for the proposed Exchange Offer and Consent Solicitation. You should direct questions, requests for assistance and requests for copies of the prospectus to the agent at (212) 430-3774 (for banks and brokers) or (866)-470-4200 (toll free) (all others) or contact@gbsc-usa.com.

Important Information about the Exchange Offer

The Exchange Offer and Consent Solicitation described in this press release has not yet commenced. This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any security. On the commencement date of the Exchange Offer and Consent Solicitation, an amended Registration Statement, including a prospectus, will be filed with the SEC by Unit. An exchange offer shall only be made by means of the prospectus that is part of the Registration Statement.

Security holders are strongly urged to carefully review the Registration Statement, the prospectus and the other related documents and materials filed with the Securities and Exchange Commission (the “SEC”), including the prospectus, and any amendments and supplements thereto because they will contain important information about Unit and the Exchange Offer and the Consent Solicitation and are the sole means by which any offer to exchange or any solicitation of any such offer will be made.

Investors and security holders may obtain a free copy of the Registration Statement, the prospectus and related materials, and other documents filed by Unit with the SEC, at the SEC’s website, www.sec.gov. Free copies of Unit’s filings with the SEC have been made available on Unit’s website, http://www.unitcorp.com.

A Registration Statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted before the Registration Statement becomes effective.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. All statements, other than statements of historical facts, included in this release that address activities, events, or developments that Unit expects, believes, or anticipates will or may occur are forward-looking statements. Several risks and uncertainties could cause actual results to differ materially from these statements, including factors described occasionally in Unit’s publicly available SEC reports. Unit assumes no obligation to update publicly such forward-looking statements, whether because of new information, future events, or otherwise.

Unit Corporation is a Tulsa-based, publicly held energy company engaged through its subsidiaries in oil and gas exploration, production, contract drilling, and gas gathering and processing. Unit’s Common Stock is listed on the New York Stock Exchange under the symbol UNT.